Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Roberta F. Jackson, Principal Accounting Officer for Virtual Education Software, Inc. certify that:

1.

I have reviewed the annual report on Form 10-K of Virtual Education Software, Inc.;

2.

Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Dated: March 27, 2009

/s/ Roberta F. Jackson

Roberta F. Jackson

(Principal Accounting Officer)

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